                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                                                                 Settlement Date             11/30/1999
                                                                                 Determination Date          12/10/1999
                                                                                 Distribution Date           12/15/1999

   I.    All Payments on the Contracts                                                                     4,537,578.02
  II.    All Liquidation Proceeds on the Contracts with respect to Principal                                  93,125.44
 III.    Repurchased Contracts                                                                                     0.00
  IV.    Investment Earnings on Collection Account                                                                 0.00
   V.    Servicer Monthly Advances                                                                            99,439.61
  VI.    Distribution from the Reserve Account                                                                45,270.33
 VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                  10,410.87
VIII.    Transfers to the Pay-Ahead Account                                                                  (12,874.56)

  IX.    Less: Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                   0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                 -598.75

Total available amount in Collection Account                                                              $4,772,350.96
                                                                                                          ==============

DISTRIBUTION AMOUNTS                                            COST PER $1000
--------------------                                            --------------
1.   (a)  Class A-1 Note Interest Distribution                                               0.00
     (b)  Class A-1 Note Principal Distribution                                              0.00
            Aggregate Class A-1 Note Distribution                0.00000000                                    0.00

2.   (a)  Class A-2 Note Interest Distribution                                               0.00
     (b)  Class A-2 Note Principal Distribution                                              0.00
            Aggregate Class A-2 Note Distribution                 0.00000000                                    0.00

3.   (a)  Class A-3 Note Interest Distribution                                          13,548.62
     (b)  Class A-3 Note Principal Distribution                                      2,647,939.65
            Aggregate Class A-3 Note Distribution                52.59858241                            2,661,488.27

4.   (a)  Class A-4 Note Interest Distribution                                         194,270.83
     (b)  Class A-4 Note Principal Distribution                                      1,300,077.66
           Aggregate Class A-4 Note Distribution                 40.06296220                            1,494,348.49

5.   (a)  Class A-5 Note Interest Distribution                                         156,755.00
     (b)  Class A-5 Note Principal Distribution                                              0.00
            Aggregate Class A-5 Note Distribution                 5.35000000                              156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                         128,375.00
     (b)  Class A-6 Note Principal Distribution                                              0.00
            Aggregate Class A-6 Note Distribution                 5.41666667                              128,375.00

7.   (a)  Class B Note Interest Distribution                                            59,285.00
     (b)  Class B Note Principal Distribution                                                0.00
            Aggregate Class B Note Distribution                   5.56666667                               59,285.00

8.   (a)  Class C Note Interest Distribution                                            98,822.83
     (b)  Class C Note Principal Distribution                                                0.00
            Aggregate Class C Note Distribution                   5.70833312                               98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                 50,379.15
     (b)  Reimbursement of prior Monthly Advances                                      122,897.22
               Total Servicer Payment                                                                     173,276.37

10.  Deposits to the Reserve Account                                                                            0.00

TOTAL DISTRIBUTION AMOUNT FROM COLLECTION ACCOUNT                                                      $4,772,350.96
                                                                                                       =============

RESERVE ACCOUNT DISTRIBUTIONS TO SELLERS

      (a)  Amounts to the Sellers (Chase USA) from
             Excess Collections                                                              0.00

      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections             0.00
      (c)  Distribution from the Reserve Account to the Sellers (Chase USA)             48,090.02
      (d)  Distribution from the Reserve Account to the Sellers (Chase Manhattan Bank)  46,949.54
                        Total Amounts To Sellers (Chase USA & Chase Manhattan Bank)                        95,039.56
                                                                                                       =============
Payahead Account distributions to Sellers
--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers (Chase USA)             302.9675
      (b)  Distribution from the Payahead Account to the Sellers (Chase Manhattan Bank)  295.7825
                        Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                           598.75

INTEREST
1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                           0.00
        (b) Class A-2 Notes    @            0.06028                                          0.00
        (c) Class A-3 Notes    @            6.140%                                      13,548.62
        (d) Class A-4 Notes    @            6.250%                                      194270.83
        (e) Class A-5 Notes    @            6.420%                                     156,755.00
        (f) Class A-6 Notes    @            6.500%                                         128375
                     Aggregate Interest on Class A Notes                                                   492949.45

        (g) Class B Notes @                0.0668                                                           59285

        (h) Class C Notes @                0.0685                                                           98822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                  0.00
        (b) Class A-2 Notes                                                                  0.00
        (c) Class A-3 Notes                                                                  0.00
        (d) Class A-4 Notes                                                                  0.00
        (e) Class A-5 Notes                                                                  0.00
        (f) Class A-6 Notes                                                                     0

        (g) Class B Notes                                                                    0.00

        (h) Class C Notes                                                                    0.00

3.   Total Distribution of Interest                                 Cost per $1000
        (a) Class A-1 Notes                                           0.00000000             0.00
        (b) Class A-2 Notes                                                    0             0.00
        (c) Class A-3 Notes                                           0.26775929        13,548.62
        (d) Class A-4 Notes                                           5.20833324        194270.83
        (e) Class A-5 Notes                                           5.35000000       156,755.00
        (f) Class A-6 Notes                                           5.41666667        128375
              Total Aggregate Interest on Class A Notes                                                    492949.45

        (g) Class B Notes                                             5.566666667                          59,285.00

--------------------------------------------
        (h) Class C Notes                                                   5.71                            98822.83
                                                                     -----------

PRINCIPAL

                                                                No. of Contracts
1.   Amount of Stated Principal Collected                                              1285862.49
2.   Amount of Principal Prepayment Collected                              87.00       2301097.52
3.   Amount of Liquidated Contract                                            23        361057.3
                                                                                       ----------
4.   Amount of Repurchased Contract                                            0        0.0000000

       Total Formula Principal Distribution Amount                                                      3,948,017.31

5.   Principal Balance before giving effect to Principal Distribution                 Pool Factor
        (a) Class A-1 Notes                                                             0.0000000               0.00
        (b) Class A-2 Notes                                                             0.0000000               0.00
        (c) Class A-3 Notes                                                             0.0523308       2,647,939.65
        (d) Class A-4 Notes                                                             1.0000000      37,300,000.00
        (e) Class A-5 Notes                                                             1.0000000      29,300,000.00
        (f) Class A-6 Notes                                                                        1        23700000

        (g) Class B Notes                                                                          1   10,650,000.00

        (h) Class C Notes                                                                       1      17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                     0.00
        (b) Class A-2 Notes                                                                                     0.00
        (c) Class A-3 Notes                                                                                     0.00
        (d) Class A-4 Notes                                                                                     0.00
        (e) Class A-5 Notes                                                                                     0.00
        (f) Class A-6 Notes                                                                                        0

        (g) Class B Notes                                                                                       0.00
                                                                ------------------

        (h) Class C Notes                                                                                       0.00

7.   Principal Distribution                                         Cost per $1000
        (a) Class A-1 Notes                                           0.00000000                                0.00
        (b) Class A-2 Notes                                           0.00000000                                0.00
        (c) Class A-3 Notes                                          52.33082312                        2,647,939.65
        (d) Class A-4 Notes                                          34.85462895                        1,300,077.66
        (e) Class A-5 Notes                                           0.00000000                                0.00
        (f) Class A-6 Notes                                                    0                                   0

        (g) Class B Notes                                                      0                                0.00

        (h) Class C Notes                                                      0                                0.00


8.   Principal Balance after giving effect to Principal Distribution                   Pool Factor
        (a) Class A-1 Notes                                                             0.0000000               0.00
        (b) Class A-2 Notes                                                             0.0000000               0.00
        (c) Class A-3 Notes                                                             0.0000000               0.00
        (d) Class A-4 Notes                                                             0.9651454      35,999,922.34
        (e) Class A-5 Notes                                                             1.0000000      29,300,000.00
        (f) Class A-6 Notes                                                                     1        23700000

        (g) Class B Notes                                                               1.0000000      10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                   1            17312029.25

POOL DATA
                                                                             Aggregate
                                                                No. of Contracts  Principal Balance

1.   Pool Stated Principal Balance as of     36494                         4,400   116,961,951.59

2.   Delinquency Information                                                                           % Delinquent

              (a) 31-59 Days                                                  81     1,287,547.26        0.011008257
              (b) 60-89 Days                                                  19        166570.14         0.00142414
              (c) 90-119 Days                                                 11       161,048.60        0.001376932
              (d) 120 Days+                                                    0             0.00                  0

3.   Contracts Repossessed during the Due Period                               0             0.00

                                                                                     ------------
4.   Current Repossession Inventory                                            1        80,314.41

5.   Aggregate Net Losses for the preceding Collection
       Period
       (a)  Aggregate Principal Balance of Liquidated
              Receivables                                                     23       361,057.30
       (b)  Net Liquidation Proceeds on any Liquidated
              Receivables                                                               93,125.44
       Total Aggregate Net Losses for the preceding
         Collection Period                                                                                 267931.86

6.   Aggregate Losses on all Liquidated Receivables
       (Year-To-Date)                                                                                     1140434.82

7.   Aggregate Net Losses on all Liquidated Receivables
       (Life-To-Date)                                                        351                         3946021.930

8.   Weighted Average Contract Rate of all Outstanding
       Contracts                                                                                         0.093431802

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all
       Outstanding Contracts                                                                             122.5723802

TRIGGER ANALYSIS
1.  (a)  Average 60+ Delinquency Percentage                                0.833%
    (b)  Delinquency Percentage Trigger in effect?                                     NO

2.  (a)  Average Net Loss Ratio                                       0.00087455
    (b)  Net Loss Ratio Trigger in effect?                                             NO
    (c)  Net Loss Ratio (using ending Pool Balance)                  0.001349629

(a) Servicer Replacement Percentage                                  0.001315769
--------------------------------------------
     (b)  Servicer Replacement Trigger in effect?                                      NO

MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                50,379.15

2.   Servicer Advances                                                                                      99439.61

3.   (a)  Opening Balance of the Reserve Account                                                           5440948.6
     (b)  Deposits to the Reserve Account                                                       0
     (c)  Investment Earnings in the Reserve Account                                     24601.88
     (d)  Distribution from the Reserve Account                                        -140309.89
     (e)  Ending Balance of the Reserve Account                                                           5325240.59

4.   Specified Reserve Account Balance                                                                    5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                          76691.16

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